                                                                    Exhibit 10.6


                                TABLE OF CONTENTS

                                                                     Page
                                                                     ----

ARTICLE I    SCOPE OF AGREEMENT...............................................1

ARTICLE II   DEFINITIONS......................................................1
             1.   Conduit System..............................................1
             2.   Licensee....................................................1
             3.   Licensee's Facilities.......................................2

ARTICLE III  GENERAL CONDITIONS...............................................2
             1.   Compliance with Applicable Laws.............................2
             2.   Rights in Licensor's Conduit System.........................2
             3.   Requirement to Construct and Maintain a Conduit System......2
             4.   Other Agreements............................................2
             5.   Assignment of Rights........................................2
             6.   Permits and Consents........................................2

ARTICLE IV   PROCEDURES.......................................................4
             1.   Application for Authorization...............................4
             2.   Multiple Occupancy Applications.............................4
             3.   Specifications..............................................7
             4.   Pre-Construction Surveys and Make-Ready Work................8
             5.   Inspections of Licensee's Facilities.......................10
             6.   Unauthorized Occupancies...................................11

ARTICLE V    OTHER OBLIGATIONS OF LICENSEES..................................12
             1.   Insurance..................................................12
             2.   Surety Requirements........................................13

ARTICLE VI   LIABILITY AND DAMAGES...........................................14

ARTICLE VII  TERMINATIONS OF AUTHORIZATIONS..................................15

ARTICLE VIII RATES AND CHARGES...............................................17
             1.   Conduit Occupancy Rate.....................................17
             2.   Charges for Make-Ready Work................................17
             3.   Charges for Inspections....................................17
             4.   Payment of Rates and Charges...............................18

ARTICLE IX   EQUAL EMPLOYMENT OPPORTUNITIES..................................18

ARTICLE X    LICENSE NOT EXCLUSIVE...........................................18

ARTICLE XI   WAIVER OR TERMS AND CONDITIONS..................................18

ARTICLE XII  TERM OF AGREEMENT...............................................18

                           CONDUIT OCCUPANCY AGREEMENT

            THIS AGREEMENT, made as of the ______ day of May, 1993, between NEW YORK TELEPHONE COMPANY, a corporation organized and existing under the laws of the State of New York, having its principal office at 1095 Avenue of the Americas, New York, New York 10036 (hereinafter called "Licensor"), and National Fiber Network, Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal office at 150-50 14th Road, Whitestone, NY 11357 (hereinafter called "Licensee").

                              W I T N E S S E T H :

            WHEREAS, Licensee for its own use desires to place and maintain cable facilities in the conduit system of Licensor; and

            WHEREAS, Licensor is willing to permit, to the extent it may lawfully do so, the placement of said cable facilities in its conduit system;

            NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions herein contained, the parties do hereby mutually covenant and agree as follows:

                                    ARTICLE I

                               SCOPE OF AGREEMENT

            Subject to the provisions of this Agreement, the Licensor will issue to Licensee for any lawful purpose revocable, nonexclusive licenses authorizing the installation of Licensee's cable facilities in Licensor's conduit system in the Franchised Municipality/Municipalities listed on the attached Exhibit E.

                                   ARTICLE II

                                   DEFINITIONS

            1. Conduit System. Any reinforced passage or opening in, on, under/over or through the ground capable of containing communications facilities, and includes: Main conduit; underground dips such as short sections of conduit under roadways, driveways, parking lots and similar conduit installations; laterals to poles or into buildings; ducts; and manholes.

            2. Licensee. The person, corporation or other legal entity authorized by the Licensor under this Agreement to install its facilities in New York

Telephone's conduit system and the party responsible for compliance with Licensor's regulations regarding such accommodations.

            3. Licensee's Facilities. The cables installed for the sole use of the Licensee.

                                   ARTICLE III

                               GENERAL CONDITIONS

            1. Compliance with Applicable Laws. The Licensee and the Licensor shall at all times observe and comply with, and the provisions of this Agreement are subject to, all laws, ordinances, and regulations which in any manner affect the rights and obligations of the parties.

            2. Rights in Licensor's Conduit System. No use, however extended, of a conduit system or payment of any fee or charge required hereunder shall create or vest in the Licensee any ownership or property right in such conduit system.

            3. Requirement to Construct and Maintain a Conduit System. Licensor to construct, reconstruct, retain, extend, repair, place, replace or maintain any underground facility not needed for the Licensor's own service requirements, except as provided in Article IV(3)(b) and Article IV(5)(f).

            4. Other Agreements. Nothing contained herein shall be construed as a limitation, restriction, or prohibition against the Licensor with respect to any agreement(s) and arrangement(s) which the Licensor has entered into, or may in the future enter into, with others not covered by this Agreement, except that authorizations for occupancies existing at the time of such future agreements or arrangements shall not be diminished. The rights of Licensee shall at all times be subject to such existing and future agreement(s) or arrangement(s). The Licensor, in negotiating and entering into any such agreement(s) and/or arrangement(s), shall give due and reasonable regard to the Licensee's continued accommodation in the conduit system.

            5. Assignment of Rights. Licensee shall not assign, sub-license, sublet or transfer any authorization granted herein, and such authorization shall not inure to the benefit of Licensee's successors or assigns without the prior written consent of the Licensor. In the event such consents are granted by the Licensor, the provisions of this Agreement shall apply to and bind the Licensee's successors and assigns.

            6. Permits and Consents. (a) Licensee shall be responsible for obtaining from private and/or public authority any necessary easement, right of way, license, permit, permission, certification or franchise to construct, operate and/or maintain its facilities on private and public property at the location of the conduit and/or manhole into which Licensee installs its facilities. The Licensor does not warrant the validity or apportionability of any rights it may hold to place facilities on private property. The Licensor will, upon written request by the Licensee, provide available information and copies of any documents in its files pertinent to the nature of the rights the Licensor possesses over private property. The cost of providing such information and reproducing documents shall be borne by Licensee.

                  (b) Where Licensor has an easement over a public or private right of way sufficiently broad under New York state law to permit Licensee occupancy, Licensee shall not be required to obtain an independent easement from the property owner to place its facility. In any case where the Licensor seeks to obtain any necessary permission from a property owner for Licensee's facilities, the fully allocable costs of such efforts shall be paid by the Licensee along with make-ready costs, if any.

            7. This Agreement supersedes all previous agreements between the parties for maintenance and placement of underground cable facilities by the Licensee and constitutes the entire agreement between the parties. It may not be modified or amended nor may any obligation of either party be changed or discharged except in writing signed by the duly authorized officer or agent of the party to be charged. Notice of changes in the occupancy rate (approved by the PSC) will be given as covered in Article III(8). Currently effective licenses, if any, issued pursuant to previous agreements shall remain in effect as if issued pursuant to this Agreement.

            8. Any notice to be given to the Licensor under this Agreement shall be sent by certified mail to:

                        National Fiber Network, Inc.
                        150-50 14th Road
                        Whitestone, New York  11357
                        Attn:  Stephen Garofalo

            Any notice to be given to the Licensee under this Agreement shall be sent by certified mail to:




            Any such notice shall be effective immediately upon being deposited in the United States mail.

            9. If the presence of the Licensee in Licensor's conduit system causes Licensor to pay any new or additional tax which Licensor would not otherwise pay, Licensee shall reimburse Licensor to the full extent of such new or additional tax, as additional rent, within thirty (30) days of receiving a bill therefor from Licensor.

            10. This Agreement shall be governed by, and interpreted according to, the laws of the State of New York.

                                   ARTICLE IV

                                   PROCEDURES

            1. Application for Authorization. (a) Prior to the Licensee occupying any conduit, Licensee shall make written application for and have received an authorization therefor. (Exhibit A attached).

                  (b) Licensee shall file applications for conduit occupancy authorizations which designate a desired priority of authorizations in blocks of 12 conduit sections or less.

                  (c) The Licensor will accept applications on a first come first served basis and shall attempt to satisfy the designated priority of completions. With respect to occupancy applications received six (6) months in advance of the desired date of issuance of occupancy authorizations, the Licensor shall, unless prevented from so doing by circumstances beyond its control, be obligated to perform the required preconstruction survey and/or make-ready work to permit the issuance by the Licensor of a total of forty-eight
(48) conduit section occupancy authorizations per month in each of the Licensor's plant construction operating areas. If more than forty-eight (48) conduit section occupancies are included in all such applications received for any one month in each construction operating area, at least one block of 12 conduit sections or less per applicant, will be processed, selected in the sequence in which the application was received, until the forty-eight (48) conduit sections has been reached. If one block of 12 or less for each applicant is processed and the forty-eight (48) conduit section occupancies have not been exceeded, the remaining applications shall be processed on a first come first served basis.

            2. Multiple Occupancy Applications. The provisions of this Article
IV.2 apply in the case of applications received by the Licensor from two or more Licensees for occupancy authorizations in the same conduit system, prior to the completion of the preconstruction survey and the commencement of any make-ready work required to accommodate any Licensee.

                  (a) Applications received from multiple applicants for the same conduit system will be classified as follows:

                        (1) non-simultaneous - received by the Licensor on
                                               different business days.
                        (2) simultaneous     - received by the Licensor on the
                                               same business day.

                  (b) Where applications are non-simultaneous, the initial applicant will be offered the following options after application(s) is received from the additional applicant(s):

          Option 1 - the application of the initial applicant will be processed as if there is no other occupancy application on file for the same conduit section.

          Option 2 - the applications of the initial and additional applicant(s)
                     will be processed as if they were simultaneous applications.

                        (1) The initial applicant will be required to indicate the option desired no later than fifteen (15) days after the Licensor has quoted the make-ready charges that will apply under each option, otherwise the Licensor will deem the initial applicant to have selected Option 1. Selection of an option prior to the quotation of the aforementioned make-ready charges is permissible.

                        (2) Option 2 will be subject to acceptance by all of the multiple applicants involved. The additional applicant(s) will have fifteen (15) days from the date of receipt of written notification from the Licensor that the initial applicant has selected Option 2, to accept or reject the conditions applicable under Option 2, otherwise, the Licensor will deem the additional applicant(s) to have rejected such conditions.

                        (3) All work in progress on the initial applicant's application involving multiple applications will be suspended by the Licensor from the time that the initial applicant is offered Options 1 and 2 until it notifies the Licensor of the option it elects in accordance with (1) preceding.

                  (c) Where multiple applicants are simultaneous or the initial applicant in the case of non-simultaneous applications has selected Option 2, the multiple applicants must develop mutually agreeable order of facility availability and overall make-ready work completion schedule. Where multiple applicants cannot reach mutual agreement regarding order of facility availability and an overall make-ready work completion schedule within fifteen (150 days of written notification from the

Licensor of the charges for the required make-ready work, the Licensor will offer as an alternative to complete the total make-ready work required for all multiple applicants before simultaneously granting occupancy authorizations to the multiple applicants.

                  (d) Any multiple applicant who fails to agree to the alternate arrangement set forth in (c) preceding within ten (10) days after being advised in writing of the availability of such alternate arrangement by the Licensor will be considered by the Licensor to have canceled its application(s) relative to those facilities which involve pending occupancy applications by other Licensees.

                  (e) Where multiple application are non-simultaneous and the initial applicant has selected Option 1, the Licensor:

                        (1) will consider the initial applicant as a non-multiple applicant. Any change of priority or facility availability or work schedule competition that is desired after either has been initially agreed upon the initial applicant with the Licensor will be subject to the Licensor's ability to accommodate such changes in its established work schedule.

                        (2) will not perform the required make-ready work for the additional applicant until occupancy authorizations have been granted to the initial applicant, unless the performance of such work will not delay the completion of the make-ready work required to accommodate the initial applicant.

                  (f) Preconstruction survey costs will be allocated as follows:

                        (1) Simultaneous applications - each applicant will bear an equal share of the total initial and resurvey costs involved.

                        (2) Non-simultaneous applications - each applicant will bear the costs related only to determining the accommodation requirements for its specific application.

                  (g) Make-ready cost will be allocated as follows:

                        (1) Simultaneous applications:

                              (i) the initial applicant will be charged the total make-ready cost to accommodate its facilities.

                              (ii) the additional applicant(s) will be charged the total added make-ready cost to accommodate the additional applicant's facilities.
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                                                                               7


                        (2) Non-simultaneous applications:

                              (i) the initial applicant will be charged the total make-ready cost to accommodate its facilities.

                              (ii) the additional applicant(s) will be charged the total added make-ready cost to accommodate the additional applicant's facilities.

            3. Specifications. (a) Licensee's facilities shall be placed, maintained, relocated or removed in accordance with the requirements and specifications of the current editions of the Bell Operating Companies Manual of Construction Procedures (Blue Book), the National Electrical Code (NEC), the National Electrical Safety Code (NESC) and rules and regulations of the Occupational Safety and Health Act (OSHA) and any governing authority having jurisdiction. Where a difference in specification may exist, the more stringent shall apply. Licensee's facilities shall not physically, electronically or inductively interfere with the Licensor's facilities.

                        (1) While many of the standards and technical requirements for Licensee's cable, equipment and facilities are set forth in (a) above, Licensor reserves the right to specify the type of cable and construction standards required in situations not otherwise covered in this Agreement. In such cases, Licensor will in its discretion furnish to Licensee written material which will specify and explain the required construction.

                        (2) Licensee shall provide written notice to the Licensor, at least fifteen (15) days in advance, of the exact conduit locations where Licensee's plant is to be constructed.

                        (3) Rodding of ducts and placing of cable in Licensor's conduit system shall be done only when specific authorization for such work, and approval of the person, form or corporation that will perform such work has been obtained in writing in advance from Licensor. Licensor, retains the right to prescribe the manner in which such construction will be done and retains the right to specify what, if any, work shall be performed by Licensor.

                        (4) Licensor reserves the right to prohibit all equipment and facilities, other than cable, from its manholes, pull boxes and handholes. Splices in Licensee's cables shall be located only in manholes, pull boxes or handholes.

                        (5) Where a Licensee's duct physically connects with Licensor's manhole, Licensor shall designate the point of entrance. The section of duct which connects with the manhole shall be installed, at the Licensee's expense, by Licensor, its contractor or a contractor approved by Licensor. The "Manhole Entrance Fee" is specified in the "Schedule of Rates" (Exhibit D).

                  (b) If any part of Licensee's facilities is not placed, maintained or relocated in accordance with the requirements and specifications, as stated herein, and if Licensee fails to correct any non-compliance with these standards within fifteen (15) days written notice to the Licensee, the Licensor may correct said conditions. However, when such conditions pose an immediate threat to the safety of the Licensor's employees, interfere with the performance of the Licensor's service obligations, or pose an immediate threat to the physical integrity of the conduit system or the cable facilities of the Licensor, the Licensor may perform such work and/or take such action that the Licensor deems necessary without prior notice to Licensee. The cost of said work and/or actions shall be borne by Licensee.

            4. Pre-Construction Surveys and Make-Ready Work. (a) A pre-construction survey will be required for each conduit section for which occupancy is requested to determine the availability of conduit space to accommodate Licensee's facilities (Exhibit F). In determining the availability of space in Licensor's conduit system, Licensor will consider its present and foreseeable communications and maintenance needs for conduit space. If conduit space is available, a license to occupancy the conduit system will be granted to Licensee; provided, however, that Licensor will not warrant the condition of such conduit. The field inspection will be performed by representatives of the Licensor with optional participation by the Licensee(s).

                  (b) In the event the Licensor determines that Licensor's cable facilities need rearrangement to accommodate the facilities of Licensee, the Licensor will inform Licensee in writing of the cost of the required make-ready work. Charges for make-ready work, including the cost of post-construction inspections, shall be as specified in Article VIII, Rates and Charges.

                  (c) The Licensor shall specify the conduit to be occupied by Licensee's facilities and the location where and manner in which Licensee's cable will enter and exist Licensor's manholes, pull boxes or handholes. Clearing obstructions, repairs, dig-ups and any other work required to make a duct usable for the initial placing of Licensee's cable shall be done at Licensee's expense by the Licensor, its contractor or a contractor approved by Licensor.

                  (d) Licensee shall have thirty (30) days from the receipt of written notification from the Licensor of the costs of make-ready work to accept and pay all make-ready costs; provided, however, that if the Licensor receives a request from another Licensee for an authorization to occupy the conduit system for which a written notification of make-ready work costs had been sent to Licensee, then Licensee must accept within fifteen (15) days after receipt of notification from the Licensor of the other occupancy request or until the end of the thirty (30) day period, whichever period of time is shorter.

                  (e) All required make-ready work will be performed following receipt by the Licensor of payment of the cost of the make-ready work. Licensee shall also reimburse the owner(s) of other facilities occupying said conduit system for any expense incurred by them in rearranging their facilities to accommodate Licensee's facilities.

                  (f) Should the Licensor, or other Licensee, for their own service requirements, need to install additional facilities in any conduit system in which Licensee occupies conduit space, Licensee will upon notice from the Licensor of the additional occupancy, Licensee will rearrange its facilities in the conduit system as determined by the Licensor so that the additional facilities of the Licensor, or other Licensee may be accommodated. Licensee shall not be entitled to reimbursement for the rearrangement of Licensee's facilities from the Licensor. If Licensee does not rearrange its facilities within fifteen (15) days after receipt of written notice from the Licensor requesting such rearrangement, the Licensor may perform or have performed such rearrangement and Licensee shall pay the cost thereof.

                  (g) In an emergency, the Licensor may rearrange Licensee's facilities occupying a conduit or manhole.

                  (h) If service needs of the Licensor or joint user require modifications to its facilities, and if such modifications would not be necessary except for the Licensee's occupancy, such modifications shall be additional make-ready work and the Licensee shall pay the costs for such additional make-ready work in accordance with the provisions of Article VIII. In the event that another Licensee has facilities occupying the conduit, the cost of such additional make-ready work shall be apportioned equally among the Licensees.

                  (i) Upon written notice from the Licensor, Licensee shall promptly perform any make-ready work necessary on Licensee's facilities to accommodate another Licensee's occupying the conduit system. The Licensor shall not be liable for any such expense. If Licensee fails to perform such make-ready work within fifteen (15) days from the date of written notice from the Licensor, the Licensor shall have the right to perform the make-ready work and charge Licensee the cost of performing such work.

                  (j) Licensee shall reimburse the owner or owners of other facilities occupying a utility conduit system for any expense incurred by them in rearrange said facilities to accommodate Licensee's facilities.

                  (k) Licensee shall notify the Licensor in writing before adding to, relocating, replacing or otherwise modifying its facilities in a conduit system where additional space may be required.

                  (l) Additional make-ready necessitated by changes in the service needs of Licensor will be billable to Licensee only after two (2) years have elapsed since the date of initial occupancy authorization, and only when necessitated by the presence of Licensee facilities. Additional make-ready cost stemming from the activities of other conduit occupants is not the responsibility of Licensee. When additional make-ready or related work is required as a result of circumstances beyond anyone's control, including but not limited to storms, accidents, or public work projects, Licensee is responsible for the timely repairing, relocating or replacing of its own facilities and for the additional costs incurred by Licensor solely resulting from the existence of Licensee's facilities, if any.

            5. Inspections of Licensee's Facilities. (a) The Licensor reserves the right to make post-construction, subsequent and periodic inspections (of any part or all) of Licensee's facilities occupying the conduit system at the expense of the Licensee as specified in Article VIII.

                  (b) Licensee shall provide written notice to the Licensor, at least fifteen (15) days in advance, of the exact conduit locations where Licensee's plant is to be constructed.

                  (c) The Licensee shall forward Exhibit B to the Licensor within five (5) days of the date(s) of the occupancy.

                  (d) Within seven (7) days of the date of completion of a post-construction inspection, the Licensor shall notify Licensee in writing of the date of the completion of the Post-Construction Inspection.

                  (e) Where Post-Construction Inspection by the Licensor has been completed within thirty (30) days of the date of notice of placement of Licensee's facilities required in (c) above, Licensee shall be obligated to correct such non-complying conditions within fifteen (15) days of the date of the written notice from the Licensor. If corrections are not completed within said fifteen (15) day period, occupancy authorizations for the conduit system where non-complying conditions remain uncorrected shall terminate forthwith, regardless of whether Licensee has energized the facilities occupying said conduit system, and Licensee shall remove its facilities from said conduit system in accordance with the provisions of Article VIII. No further occupancy authorization shall be issued to Licensee until such non-complying conditions are corrected or until Licensee's facilities are removed from the conduit system where such non-complying conditions exist.

                  (f) Where such Post-Construction Inspection by the Licensor has not been completed within thirty (30) days of the date of notice of placement of Licensee's facilities, Licensee shall correct such non-complying conditions within fifteen (15) days of the written notice from the Licensor. If corrections are not made by Licensee within said fifteen (15) day period, the Licensor shall perform or have performed such corrections and Licensee shall pay to the Licensor the cost of performing such work.

                  (g) Subsequent inspections to determine if appropriate corrective action has been taken may be made by the Licensor. Licensee shall reimburse the Licensor for the cost of such inspections as specified in Article VIII.

                  (h) The making of post-construction, subsequent and periodic inspections or the failure to do so shall not operate to relieve Licensee of any responsibility, obligation or liability specified in this Agreement.

                  (i) The costs of inspections made during construction and/or the initial post-construction survey shall be billed to the Licensee upon completion of the inspections. The cost of periodic inspection or special inspection found necessary due to the existence of sub-standard or unauthorized occupancies shall be billed separately.

                  (j) Period inspections of the entire plant of the Licensee will not be made more often than once every five years and upon 30 days notice to Licensee unless in Licensor's judgement such inspections are required for reasons involving safety or because of an alleged violation of the terms of the Agreement by Licensee.

            6. Unauthorized Occupancies. (a) If any facilities of the Licensee shall be found occupying a conduit system for which authorization has not been granted by the Licensor, the Licensor, without prejudice to its other rights or remedies under this Agreement, including termination or otherwise, may impose a charge and require the Licensee to submit in writing, within ten (10) days after receipt of written notification from the Licensor of the unauthorized occupancy, a conduit occupancy application (Exhibit A). If such applications is not received by the Licensor within the specified time period, the Licensee will be required to remove its unauthorized facility within ten (10) days of the final date for submitting the required application, or the Licensor may remove the Licensee's facilities without liability, and the cost of such removal shall be borne by the Licensee.

                  (b) For the purpose of determining the applicable charge, the unauthorized conduit occupancy shall be treated as having existed for a period of five (5) years prior to its discovery; or for the period beginning with the date of the initial Agreement, whichever period shall be shorter, and the charges, as specified in Article VIII, shall be due and payable forthwith whether or not Licensee is permitted to continue the occupancy of the conduit system.

                  (c) No act or failure to act by the Licensor with regard to an unauthorized occupancy shall be deemed as the authorization of the occupancy; and, if any authorization should be subsequently issued said authorization shall not operate retroactively or constitute a waiver by the Licensor of any of its rights or privileges under this Agreement or otherwise, provided, however, that Licensee shall be subject to all liabilities, obligations and responsibilities of this Agreement in regard to said unauthorized occupancy from its inception.

                                    ARTICLE V

                         OTHER OBLIGATIONS OF LICENSEES

            1. Insurance. (a) Licensee shall carry insurance policies issued by an insurance carrier licensed to operate in the State of New York to protect the Licensor as named or additional insured from and against any and all claims, demands, actions, judgments, costs, and/or expenses, including attorney's fees, and liabilities of every kind and nature which may arise or result, directly or indirectly, from or by reason of such loss, injury or damage as covered in
Article VI.

                  (b) The amounts of such insurance:

                        (1) against liability due to injury or to death of persons shall be not less than $1,000,000 as to any one person and $1,000,000 to any one occurrence, and

                        (2) against liability due to damage to property shall be not less than $1,000,000 as to any one occurrence.

                  (c) Licensee shall also carry such insurance as will protect Licensee from all claims under any Worker's Compensation Law in effect that may be applicable.

                  (d) All insurance must be effective before the Licensor shall issue authorization for occupancy of facilities to any conduit system, and shall remain in force as long as Licensee's facilities remain within any conduit system. In the event that Licensee shall fail to maintain the required insurance coverage, the Licensor may pay any premiums thereon falling due and the Licensee shall reimburse the Licensor for any such payments made.

                  (e) Licensee shall submit to the Licensor certificates by each company insuring Licensee for all liabilities of Licensee referred to in Article
VI. Licensee's insurance policies shall provide that Licensee will not cancel or amend any such policy of insurance issued to Licensee except after thirty (30) days' prior written notice to the Licensor.

                  (f) Licensee shall promptly advise the Licensor of all claims relating to damage to property or injury to or death of persons, arising or alleged to have arisen in any manner, directly or indirectly, by the installation, maintenance, repair, replacement, presence, use or removal of the Licensee's facilities. Copies of all accidents reports and statements made to the insurer by the Licensee, or others, shall be furnished promptly to the Licensor.

                  (g) The Licensee at Licensor's option may be self-insured with regard to its liability under the terms of this agreement.

            2. Surety Requirements. Licensee shall furnish a bond or other satisfactory evidence of financial security in an amount specified as follows to guarantee the payment of any sums which may become due to the Licensor for occupancy fees due hereunder and any other charges for work performed for Licensee, by the Licensor, including the removal of Licensee's facilities upon termination of any authorization issued hereunder. Termination of this Agreement shall not release the Licensee from any liability obligation under the Agreement.

                  (a) Licensee shall furnish a cash deposit, bond, irrevocable Letter of Credit or other security satisfactory to the Licensor in the following amounts: Security in the amount of ($40,000) for the first 10,000 feet of conduit to be licensed under this agreement and ($4,000) for each additional 1,000 feet. The amount of security required hereunder shall not exceed $300,000, nor be less than $40,000. Security will not be required where the total of Licensee's occupancies do not exceed two hundred and fifty (250) feet.

                  (b) If the financial security is in the form of a bond or irrevocable Letter of Credit, such instrument shall be issued by a surety company or bank satisfactory to the Licensor. The instrument shall contain a provision that the Surety Company or Bank will pay to the Licensor within the dollar limits of the instrument any sum demanded by the Licensor as due under this Agreement, whether or not the Licensee contests its liability to pay such sum, and whether or not the Licensor exercises or has exercised any option it may have to terminate. If any such amounts are paid by the Surety Company or Bank, the Licensee shall restore the Surety Bond or Letter of Credit to the full amount required under this Article, within thirty (30) days after notice of such payment is sent to the Licensee.

                  (c) If the security is in the form of a cash deposit, interest at the rate generally paid by the Licensor on deposits shall be credited to the Licensee during the continuance of the deposit. If the Licensee shall fail to pay any sum demanded by the Licensor as due under the provisions of this Agreement, the Licensor shall have the right, without prior notice to the Licensee forthwith to apply any or all amounts on deposit with it to payment of the sum due, whether or not the Licensee contests its liability to pay such sum, and whether or not the Licensor exercises or has exercised any option it may have to terminate. If any such amounts are applied to payment of sums due to the Licensor, Licensee shall restore to its deposit the amounts so applied within thirty (30) days after notice to Licensee of such application.

                  (d) The amount of the bond or the financial security shall not operate as a limitation upon the obligations of the Licensee.

                                   ARTICLE VI

                              LIABILITY AND DAMAGES

            1. Licensor reserves to itself, its successors and assigns, the right to relocate and maintain its conduit system and to operate its facilities in conjunction therewith in such a manner as will best enable it to fulfill its own service requirements. The Licensor shall be liable to Licensee only for and to the extent of any damage caused by the negligence of the Licensor's agents or employees to Licensee's facilities occupying Licensor's conduit system. The Licensor shall not be liable to Licensee for any interruption of Licensee's service or for interference with the operation of Licensee's facilities arising in any manner out of Licensee's use of Licensor's conduit system.

            2. Licensee shall indemnify, protect and save harmless the Licensor from and against any and all claims, demands, causes of action and costs, including attorneys' fees, for damages to property and injury or death to persons, including payments made under any Worker's Compensation Law or under any plan for employees' disability and death benefits, which may arise out of or be caused by the installation, maintenance, repair, replacement, presence, use or removal of Licensee's facilities or by their proximity to the facilities of all parties occupying Licensor's conduit system or by any act of omission of Licensee's employees, agents or contractors.

            3. Licensee shall indemnify, protect and save harmless the Licensor from any and all damages, costs, and expenses imposed on the Licensor as a result of the presence of the occupancy in the conduit system and/or acts by the Licensee, its employees, or its agents or contractors, including but not limited to damages, costs and expense of relocating conduit systems resulting from loss of right-of-way or property owner consents and/or the costs and expense of defending these rights.

            4. Licensee shall indemnify, protect and save harmless the Licensor from any and all claims, demands and costs, including attorneys' fees, which arise directly or indirectly from the operation of Licensee's facilities, including taxes, special charges by others, claims and demands for damages or loss for infringement of copyright, for libel and slander, for unauthorized use of television broadcast programs, and for unauthorized use of other program material, and from and against all claims, demands and costs, including attorneys' fees, for infringement of patents with respect to the manufacture, use and operation of Licensee's facilities in combination with the utility's conduit system or otherwise.

            5. Should the Licensor remove Licensee's facilities from the Licensor's conduit system under Article VII, the Licensor will deliver to the Licensee the facilities so removed upon payment by Licensee of the cost of removal, storage and delivery, and all other amounts due the Licensor. The Licensor shall have a lien on Licensee's facilities removed from Licensor's conduit systems, with power of public or private sale, to cover any amounts due to Licensor. Such liens shall not operate to prevent the Licensor from pursuing, at its option, any other remedy in law, equity or otherwise.

                                   ARTICLE VII

                         TERMINATIONS OF AUTHORIZATIONS

            1. In addition to rights of termination provided to the Licensor under other provisions of this Agreement, the Licensor shall have the right to terminate conduit occupancy, manhole occupancy, and/or manhole entrance authorizations and rights granted under provisions of this Agreement where:

                  (a) the Licensee's facilities are maintained or used in violation of any law or in aid of any unlawful act or undertaking; or

                  (b) the Licensee ceases to have authority to construct and operate its facilities on public or private property at the location of the particular conduit system covered by the authorization; or

                  (c) the Licensee fails to comply with any of the terms and conditions of this Agreement or defaults in any of its obligations thereunder; or

                  (d) the Licensee occupies Licensor's conduit system without having first been issued authorization therefor; or

                  (e) the Licensee, subject to the provisions specified in
Article III(5), should cease to provide its services;

                  (f) the Licensees' facilities are used by others not a party to this Agreement;

                  (g) the Licensee sublets or apportions part of the Licensed Conduit System to an entity not a party to this Agreement.

            2. The Licensor will properly notify the Licensee in writing of any instances cited in Article VII(1) preceding. The Licensee shall take corrective action as necessary to eliminate the noncompliance and shall confirm in writing to the Licensor within thirty (30) days following such written notice that the noncompliance has ceased or been corrected. If Licensee fails to discontinue such noncompliance or to correct same and fails to have the required written confirmation to the Licensor within the time stated above, the Licensor may terminate the occupancy authorizations granted hereunder for the conduit or manhole to which such noncompliance shall have occurred.

            3. Conduit system occupancy authorizations and rights as granted under provisions of this Agreement may be immediately terminated by the Licensor if:

                  (a) the Licensee's insurance carrier shall at any time notify the Licensor that the policy or policies of insurance as required in Article V(1) will be or have been cancelled or amended so that those requirements will no longer be satisfied; or

                  (b) the Licensee shall fail to pay any sum due or to deposit any sum required under this Agreement, or shall fail to maintain satisfactory security as required in Article V(2).

                  (c) any authorization which may be required by any governmental or private authority for the construction, operation and maintenance of the Licensee's facilities in the conduit system is denied, revoked or cancelled.

            4. Licensee may at any time remove its facilities from a conduit system after first giving the Licensor written notice of Licensee's intention to so remove its facilities (Exhibit C).

            5. In the event of termination of any of the Licensee's authorizations hereunder, the Licensee will remove its facilities from the conduit system within thirty (30) days of the effective date of the termination; provided, however, that Licensee shall be liable for and pay all fees and charges pursuant to provisions of this Agreement to the Licensor until Licensee's facilities are actually removed from the conduit system.

If the Licensee fails to remove its facilities within the specified period, the Licensor shall have the right to remove such facilities at the Licensee's expense and without any liability on the part of the Licensor for damage or injury to such facilities or interruption of Licensee's services.

            6. When Licensee's facilities are removed from a Licensor's conduit system, no occupancy in the same conduit system shall be permitted until the Licensee has first complied with all of the provisions of this Agreement as though no such conduit system occupancy had been previously made and all outstanding charges due to the Licensor for conduit system occupancy have been paid in full.

            7. Prior to terminating or revoking any license under this Agreement or the Agreement itself for whatever cause or purpose, a petition may be brought, by either party, to the Public Service Commission requesting the Commission to decide the dispute. A Public Service Commission determination shall be binding on all parties to this Agreement. However, the right of the Licensor or Licensee for judicial review of the Commission's determination remains.

                                  ARTICLE VIII

                                RATES AND CHARGES

            The Licensee is responsible for payment of all rates, charges and costs as specified elsewhere in this Agreement and as set forth below. Licensee shall be responsible for payment of all charges for preconstruction survey and make-ready work in advance for work performed or expenses incurred by the Licensor regardless of whether Licensee subsequently withdraws its application for occupancy authorizations for the conduit system as to which such work is performed.

            Licensee agrees that, in the event Licensee fails to pay an amount due and owing within the period of time set forth for payment in this Agreement, interest shall accrue on the unpaid balance thereof at the rate of 1 1/2% per month for each month from the expiration of such period until payment is received by Licensor.

            1. Conduit Occupancy Rate. The conduit rates shall be as specified in a schedule currently filed with the Public Service Commission (Exhibit D).

            2. Charges for Make-Ready Work. Make-ready charges shall be billed in advance. Work on individual conduit sections shall not commence prior to receipt of payment. All charges for surveys, inspections, engineering, rodding, swabbing, placement and removal of cable and any other charges for worked performed for Licensee or fees paid by Licensor on account of Licensee's presence in the conduit system, shall be based upon the full cost to Licensor for performing such work and a premium of 35% shall be added to the Licensor's full costs incurred on the investment of the labor hours and materials used. When Licensor employs an outside contractor rather than its own work forces to perform make-ready, Licensee shall pay an amount equal to the contractor's fees plus a premium equal to no more than 10% of those fees. Licensor shall make available copies of all written contracts, agreements, understandings and work orders pertinent to make-ready work performed by such contractors.

            3. Charges for Inspections. (a) The cost of the initial post-construction inspection shall be billed as part of the charges for make-ready work.

                  (b) The cost of periodic inspections will be billed to the Licensee upon completion of the inspection by the Licensor.

                  (c) Licensee shall pay the cost of subsequent inspections to insure correction of variances from required construction and maintenance parties, determined to exist through post-construction or periodic inspections.

            4. Payment of Rates and Charges. Unless otherwise provided elsewhere in this Agreement, Licensee shall pay all rates and charges, as specified in the Agreement and/or in the schedule currently filed with the Public Service Commission, within thirty (30) days from the dates of billing thereof.

                                   ARTICLE IX

                         EQUAL EMPLOYMENT OPPORTUNITIES

            Licensee affirms that the Equal Employment Opportunity provisions required by law, regulation or executive order to be incorporated in this Agreement as set forth in a Compliance Undertaking prepared by Licensor have been read and signed by Licensee, and that the said Compliance Undertaking has been delivered to Licensor. Such Compliance Undertaking shall continue in effect until specifically withdrawn in writing by Licensee (Exhibit G).

                                    ARTICLE X

                              LICENSE NOT EXCLUSIVE

            Nothing herein contained shall be construed as a grant of any exclusive license, right or privilege to Licensee. Licensor shall have the right to grant, renew and extend rights and privileges to others not parties to this Agreement, by contract or otherwise, to use any conduit systems covered by this Agreement.

                                   ARTICLE XI

                         WAIVER OR TERMS AND CONDITIONS

            Failure to enforce or insist upon compliance with any of the terms or conditions of this Agreement or failure to give notice or declare this Agreement or the licenses granted hereunder terminated shall not constitute a waiver or relinquishment of any such term, condition or act but the same shall be and remain at all times in full force and effect.

                                   ARTICLE XII

                                TERM OF AGREEMENT

            If not terminated in accordance with its terms, this Agreement shall continue in effect for a term of one (1) year from the date hereof and thereafter until three (3) months after written notice of termination is given by either party. Such notice of termination may be given to take effect at the end of the original one (1) year period or at any time thereafter.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate on the date and year first above written.


WITNESS (ATTEST)                    New York Telephone Company


-----------------------             By
Assistant Secretary                    -----------------------------------
                                          National Fiber Network, Inc.


WITNESS (ATTEST)


-----------------------             By
Assistant Secretary                    -----------------------------------
                                          Stephen Garofalo
                                          Chief Executive officer

                                          National Fiber Network, Inc.